Exhibit 4.5

NOVANTA INC.,

as Issuer,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

First Supplemental Indenture

Dated as of November 12, 2025

Supplemental to Indenture

Dated as of November 12, 2025

6.30% Senior Amortizing Notes due 2028

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		PAGE
ARTICLE 13 MISCELLANEOUS		16

Section 13.01	Governing Law and Jury Trial Waiver	16

Section 13.02	No Security Interest Created	16

Section 13.03	Benefits of Indenture	16

Section 13.04	Successors	16

Section 13.05	Table of Contents, Headings, Etc	16

Section 13.06	Counterparts	17

Section 13.07	Severability	17

Section 13.08	Ratification of Indenture	17

Section 13.09	Trust Indenture Act Controls	17

Section 13.10	Calculations	17

EXHIBIT:

A.	Form of Note

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FIRST SUPPLEMENTAL INDENTURE dated as of November 12, 2025 (this “Supplemental Indenture”) between NOVANTA INC., a company continued and existing under the laws of the Province of New Brunswick, Canada (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”), supplementing the Indenture dated as of November 12, 2025 between the Company and the Trustee (the “Base Indenture”).

RECITALS OF THE COMPANY:

WHEREAS, the Company executed and delivered the Base Indenture to provide for, among other things, the issuance of unsecured debt securities in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in the Base Indenture;

WHEREAS, the Base Indenture provides that the Company may enter into an indenture supplemental to the Base Indenture to establish the form and terms of any series of Securities as provided by Section 2.1 and Section 2.2 of the Base Indenture;

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 6.30% Senior Amortizing Notes due 2028 (the “Notes”, and each $8.74 of initial principal amount of such Securities, a “Note”), substantially in the form attached hereto as Exhibit A, on the terms set forth herein;

WHEREAS, the Company now wishes to issue Notes in an aggregate initial principal amount of $110,561,000, each Note initially to be issued as a component of the Units (as defined herein) being issued on the date hereof by the Company pursuant to the Purchase Contract Agreement, dated as of November 12, 2025, between the Company and U.S. Bank Trust Company, National Association, as Purchase Contract Agent, as Trustee and as attorney-in-fact for the holders of Purchase Contracts from time to time (the “Purchase Contract Agreement”); and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Scope of Supplemental Indenture; General. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall be initially in the aggregate initial principal amount of $110,561,000 and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. This Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture.

Section 1.02 Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Base Indenture;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them therein;

(iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(v) references in the Indenture (as defined below) to “$” shall mean the legal tender of the United States of America.

“Additional Amounts” has the meaning ascribed to such term in Section 2.05(a).

“Agent Members” has the meaning ascribed to such term in Section 2.01(d).

“Base Indenture” has the meaning ascribed to it in the preamble hereof.

“Beneficial Holder” means, with respect to a Global Note, a person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a person maintaining an account with the Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Book-Entry Interest” means a beneficial interest in a Global Note, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

“Certificated Note” means a Note in definitive registered form without interest coupons.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Shares” means the common shares, no par value, of the Company or such other securities or assets as shall be deliverable in replacement thereof under the Purchase Contract Agreement pursuant to the terms thereof.

“Company” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under the Indenture.

“Component Note” means a Certificated Note and attached to a Global Unit that (a) shall evidence the number of Notes specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the Security register for the Notes in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Notes form a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact for such holder(s), together with the Global Unit, as custodian of such Global Unit for the Depositary.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other person for whom from time to time the Depositary effects book-entry transfers of securities deposited with the Depositary.

“Early Mandatory Settlement Date” has the meaning ascribed to it in the Purchase Contract Agreement.

“Early Mandatory Settlement Notice” has the meaning ascribed to it in the Purchase Contract Agreement.

“Early Mandatory Settlement Right” has the meaning ascribed to it in the Purchase Contract Agreement.

“FATCA” means (a) Sections 1471 through 1474 of the Code (including regulations and guidance thereunder), (b) any successor version thereof, (c) any intergovernmental agreement or any agreement entered into pursuant to Section 1471(b)(1) of the Code or (d) any law, regulation, rule or other official guidance or practice implementing the foregoing.

“Fundamental Change” has the meaning ascribed to such term in the Purchase Contract Agreement.

“Global Note” means any Note that is a Global Security.

“Global Unit” has the meaning ascribed to such term in the Purchase Contract Agreement.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any such supplemental indenture, respectively.

“Initial Principal Amount” means $8.74 initial principal amount per Note.

“Installment Payment” has the meaning ascribed to it in Section 2.02(a).

“Installment Payment Date” means each February 1, May 1, August 1 and November 1, commencing on February 1, 2026 and ending on, and including, the Maturity Date.

“Installment Payment Period” means (i) in the case of the first Installment Payment Date on February 1, 2026, the period from, and including, the Issue Date to, but excluding, such first Installment Payment Date and (ii) in the case of any other Installment Payment Date, the quarterly period from, and including, the immediately preceding Installment Payment Date to, but excluding, such other Installment Payment Date.

“Issue Date” means November 12, 2025.

“Maturity” when used with respect to any Note or installment of principal thereof, means the date on which the principal of such Note or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Maturity Date” means November 1, 2028.

“Note” and “Notes” have the respective meanings ascribed to such terms in the preamble hereof and include, for the avoidance of doubt, both Separate Notes and Component Notes.

“Paying Agent” means any person (including the Company) authorized by the Company to pay the principal amount of or interest on any Notes on behalf of the Company. The Paying Agent shall initially be the Trustee.

“Prospectus Supplement” means the preliminary prospectus supplement dated November 5, 2025, as supplemented by the related pricing term sheet dated November 6, 2025, related to the offering and sale of the Units.

“Purchase Contract” means a prepaid stock purchase contract obligating the Company to deliver Common Shares on the terms and subject to the conditions set forth in the Purchase Contract Agreement.

“Purchase Contract Agent” means U.S. Bank Trust Company, National Association, as purchase contract agent under the Purchase Contract Agreement, until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter “Purchase Contract Agent” shall mean such successor person.

“Purchase Contract Agreement” has the meaning ascribed to it in the preamble hereof.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to Article 8, means the date fixed for such redemption by or pursuant to the Indenture.

“Redemption Price” means, with respect to a Note to be redeemed pursuant to Article 8, an amount equal to the principal amount of such Note as of the Redemption Date, plus accrued and unpaid interest, if any, on such principal amount from, and including, the immediately preceding Installment Payment Date (or, if none, from, and including, the Issue Date) to, but not including, such Redemption Date (and including, for the avoidance of doubt, all Additional Amounts (if any) then due and all Additional Amounts (if any) that will become due on the Redemption Date), calculated at an annual rate of 6.30%; provided that, if the Redemption Date falls after a Regular Record Date for any Installment Payment and on or prior to the immediately succeeding Installment Payment Date, the Installment Payment payable on such Installment Payment Date will be paid on such Installment Payment Date to the holder as of such Regular Record Date and will not be included in the Redemption Price per Note.

“Regular Record Date” means, with respect to any February 1, May 1, August 1 and November 1 Installment Payment Date, the immediately preceding January 15, April 15, July 15 or October 15, respectively.

“Relevant Taxing Jurisdiction” has the meaning ascribed to it in Section 2.05(a).

“Repurchase Date” shall be a date specified by the Company in the Early Mandatory Settlement Notice, which date shall be at least 20 but not more than 35 Business Days following the date of the Early Mandatory Settlement Notice (and which may or may not fall on the Early Mandatory Settlement Date).

“Repurchase Notice” means a notice in the form entitled “Form of Repurchase Notice” attached to the Notes.

“Repurchase Price” means, with respect to a Note to be repurchased pursuant to Article 9, an amount equal to the principal amount of such Note as of the Repurchase Date, plus accrued and unpaid interest, if any, on such principal amount from, and including, the immediately preceding Installment Payment Date (or, if none, from, and including, the Issue Date) to, but not including, such Repurchase Date, calculated at an annual rate of 6.30%; provided that, if the Repurchase Date falls after a Regular Record Date for any Installment Payment and on or prior to the immediately succeeding Installment Payment Date, the Installment Payment payable on such Installment Payment Date will be paid on such Installment Payment Date to the holder as of such Regular Record Date and will not be included in the Repurchase Price per Note.

“Repurchase Right” has the meaning ascribed to it in Section 9.01.

“SEC” means the U.S. Securities and Exchange Commission.

“Separate Note” means a Note that has been separated from a Unit in accordance with the terms of the Purchase Contract Agreement.

“Separate Purchase Contract” means a Purchase Contract that has been separated from a Unit in accordance with the terms of the Purchase Contract Agreement.

“Stated Maturity” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable (without regard for any provisions for acceleration, redemption prepayment or otherwise).

“successor person” has the meaning ascribed to it in Section 4.01.

“Supplemental Indenture” has the meaning ascribed to it in the preamble hereof.

“Tax Act” has the meaning ascribed to it in Section 2.05(b).

“Taxes” means any present or future tax, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

“Taxing Authority” means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Trustee” means the party named in the preamble hereof until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

“Underwriters” means the underwriters named in the Underwriting Agreement, for whom J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as representatives.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of November 6, 2025, between the Company and the Underwriters relating to the Units.

“Unit” means the collective rights of a holder of a 6.50% Tangible Equity Unit, with a stated amount of $50.00 (representing an issue price of $8.74 for the Note included in each Unit and an issue price of $41.26 for the Purchase Contract included in each Unit), issued by the Company pursuant to the Purchase Contract Agreement, each consisting of a single Purchase Contract and a single Note prior to separation or subsequent to recreation thereof pursuant to the Purchase Contract Agreement.

ARTICLE 2

THE SECURITIES

Section 2.01 Title and Terms.

(a) There is hereby authorized a series of Securities designated the “6.30% Senior Amortizing Notes due 2028” limited in aggregate initial principal amount to $110,561,000, which amount shall be as set forth in any written order of the Company for authentication and delivery of Notes pursuant to Section 2.3 of the Base Indenture.

(b) The Notes will initially be issued as Component Notes in substantially the form of Attachment 4 to the form of Global Unit attached as Exhibit A to the Purchase Contract Agreement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes. The Notes will initially be attached to the related Global Unit and registered in the name of U.S. Bank Trust Company, National Association, as attorney-in-fact of the holder(s) of such Global Unit.

(c) Holders of Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts and Separate Notes, during the times, and under the circumstances, described in Section 2.03 of the Purchase Contract Agreement. Upon separation of any Unit into its constituent parts, (i) if such Unit is a Global Unit, the Separate Notes will initially be evidenced by a Global Note (the “Global Note”) in substantially the form of Exhibit A hereto, which is incorporated into and shall be deemed a part of this Supplemental Indenture, and deposited with the Trustee as custodian for the Depositary and registered in the name of the Depositary or its nominee, or (ii) if such Unit is in definitive, registered form, the Separate Notes will be evidenced by Certificated Notes in substantially the form of Exhibit A hereto, in each case, as provided in Section 2.03 of the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in Section 2.04 of the Purchase Contract Agreement.

(d) The Global Note representing Separate Notes (which shall initially have a balance of zero Notes) shall be registered in the name of Cede & Co., as nominee of the Depositary and delivered to the Trustee, as custodian for the Depositary. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture or the Base Indenture with respect to any Global Note (or any Global Unit in the case of Component Notes) held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note (or such Global Unit), and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note (or such Global Unit) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(e) The Notes shall be issuable in denominations of initial principal amounts equal to the Initial Principal Amount and integral multiples in excess thereof.

Section 2.02 Installment Payments. (a) The Company shall pay installments on the Notes (each such payment, an “Installment Payment”) in cash at the place, at the respective times and in the manner provided in the Notes. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar.

(b) On the first Installment Payment Date occurring on February 1, 2026, the Company shall pay, in cash, an Installment Payment with respect to each Note in an amount equal to $0.7132 per Note, and on each Installment Payment Date thereafter, the Company shall pay, in cash, quarterly Installment Payments with respect to each Note in an amount equal to $0.8125 per Note; provided that, in respect of any Certificated Note, the final Installment Payment shall be made only against surrender of such Certificated Note to the Paying Agent.

(c) Each Installment Payment shall constitute a payment of interest (at a rate of 6.30% per annum) and a partial repayment of principal on the Notes, allocated with respect to each Note as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
February 1, 2026	$0.5924	$0.1208
May 1, 2026	$0.6842	$0.1283
August 1, 2026	$0.6950	$0.1175
November 1, 2026	$0.7059	$0.1066
February 1, 2027	$0.7170	$0.0955

Installment Payment Date	Amount of Principal	Amount of Interest
May 1, 2027	$0.7283	$0.0842
August 1, 2027	$0.7398	$0.0727
November 1, 2027	$0.7514	$0.0611
February 1, 2028	$0.7633	$0.0492
May 1, 2028	$0.7753	$0.0372
August 1, 2028	$0.7875	$0.0250
November 1, 2028	$0.7999	$0.0126

(d) Each Installment Payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months. If an Installment Payment is payable for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an Installment Payment is payable is not a Business Day, then payment of the Installment Payment on such date shall be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.03 Maturity Date. The date on which the final Installment Payment on the Notes shall be due, unless the Notes are accelerated pursuant to the terms hereof or otherwise paid prior to maturity in connection with a Holder’s exercise of the Repurchase Right, shall be the Maturity Date.

Section 2.04 Right to Exchange or Register a Transfer. (a) The Company shall not be required to exchange or register a transfer of any Note if the Holder thereof has exercised his, her or its right, if any, to require the Company to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased.

(b) For purposes of any Note that constitutes part of a Unit, Section 2.7 and the second paragraph of Section 2.14.2 of the Base Indenture (as modified by this Supplemental Indenture) shall be subject to the provisions of the Purchase Contract Agreement.

(c) For purposes of the Notes, Section 2.14.2 of the Base Indenture shall be amended by (i) amending and restating subclause (i) in its entirety to read: “the Depositary is at any time unwilling or unable to continue as depositary for the Notes or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days or” and (ii) amending and restating subclause (ii) in its entirety to read: “an Event of Default has occurred and is continuing and a Beneficial Holder requests that its Notes be issued in certificated form”.

Section 2.05 Additional Amounts. (a) All payments made by or on behalf of the Company under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of any jurisdiction (other than the United States) in which the Company is organized, resident or carrying on business for tax purposes or from or through which the Company makes any payment on the Notes or any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”) from any payment made under or with respect to the Notes, the Company, subject to the exceptions stated below, will pay such additional amounts (“Additional Amounts”) as may be necessary such that the net amount received in respect of such payment by each Holder or beneficial owner after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder but excluding Taxes on net income) will not be less than the amount the Holder or beneficial owner, as the case may be, would have received if such Taxes had not been required to be so withheld or deducted. For the avoidance of doubt, references to the Notes in this Section 2.05 include both Separate Notes and Component Notes.

(b) The Company will not, however, pay Additional Amounts to a Holder or beneficial owner with respect to:

(i) Canadian withholding Taxes imposed on a payment to a Holder or beneficial owner with which the Company does not deal at arm’s length for the purposes of the Income Tax Act (Canada) (the “Tax Act”) at the time of making such payment (other than where the non-arm’s length relationship arises as a result of the exercise or enforcement of rights under any Notes);

(ii) a debt or other obligation to pay an amount to a person with whom the Company is not dealing at arm’s length within the meaning of the Tax Act (other than where the non-arm’s length relationship arises as a result of the exercise or enforcement of rights under any Notes);

(iii) any Canadian withholding Taxes imposed on a payment or deemed payment to a Holder or beneficial owner by reason of such Holder or beneficial owner being a “specified shareholder” of the Company (within the meaning of subsection 18(5) of the Tax Act) or “specified entity” of the Company (within the meaning of section 18.4 of the Tax Act) at the time of payment or deemed payment, or by reason of such Holder or beneficial owner not dealing at arm’s length for the purposes of the Tax Act with a “specified shareholder” of the Company at the time of payment or deemed payment (other than where the Holder or beneficial owner is a “specified shareholder,” does not deal at arm’s length with a “specified shareholder,” or is a “specified entity” as a result of the exercise or enforcement of rights under any Notes);

(iv) Taxes giving rise to such Additional Amounts that would not have been imposed but for the existence of any present or former connection between such Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes, including a fiduciary, settler, beneficiary, member, partner, shareholder or other equity interest owner of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, the Relevant Taxing Jurisdiction but not including any connection resulting solely from the acquisition, ownership, or disposition of Notes, the receipt of payments thereunder and/or the exercise or enforcement of rights under any Notes);

(v) Taxes giving rise to such Additional Amounts that would not have been imposed but for the failure of such Holder or beneficial owner, to the extent such Holder or beneficial owner is legally eligible to do so, to timely satisfy any certification, identification, information, documentation or other reporting requirements concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or arm’s length relationship with the Company or otherwise establish the right to the benefit of an exemption from, or reduction in the rate of, withholding or deduction, if such compliance is required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(vi) any estate, inheritance, gift, sales, transfer, personal property, excise or any similar Taxes or assessment;

(vii) any Taxes that were imposed with respect to any payment on a Note to any Holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment and to the extent the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had the Holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such Note;

(viii) Taxes imposed on, or deducted or withheld from, payments in respect of the Notes if such payments could have been made without such imposition, deduction or withholding of such Taxes had such Notes been presented for payment (where presentation is required) within 30 days after the date on which such payments or such Notes became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent such Holder or beneficial owner would have been entitled to such Additional Amounts had such Notes been presented on the last day of such 30-day period);

(ix) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes;

(x) any Taxes that are imposed or withheld as a result of the presentation of any Note for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent;

(xi) any Taxes imposed under FATCA; or

(xii) any combination of the foregoing items (i) through (xi).

(c) At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which such payment is due and payable, in which case it will be promptly thereafter), the Company will deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders and/or beneficial owners on the payment date.

(d) The Company will indemnify and hold harmless the Holders and beneficial owners of the Notes for the amount of any Taxes under Regulation 803 of the Tax Act, or any similar or successor provision (other than Taxes described in clauses (i) through (xii) above (but including, notwithstanding clause (ix), any Taxes payable pursuant to Regulation 803 of the Tax Act) or Taxes arising by reason of a transfer of the Notes to a person resident in Canada with whom the transferor does not deal at arm’s length for the purposes of the Tax Act except where such non-arm’s length relationship arises as a result of the exercise or enforcement of rights under any Notes) levied or imposed on and paid by such a Holder or beneficial owner as a result of payments made under or with respect to the Notes.

(e) In addition, the Company will pay any stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including any interest, penalties and any similar liabilities with respect thereto, imposed by any Relevant Taxing Jurisdiction at any time in respect of the execution, issuance, registration, delivery or enforcement of the Notes (other than on or in connection with a transfer of the Notes other than the initial sale by an Underwriter) or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Taxing Jurisdiction on any payments made pursuant to the Notes and/or any other such document or instrument (limited, solely in the case of taxes, charges or duties attributable to any payments with respect thereto, to any such taxes, charges or duties imposed in a Relevant Taxing Jurisdiction that are not excluded under Sections 2.05(b)(v), (vi), (vii), (viii), (x) and (xi)).

(f) The obligations described under this Section 2.05 will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor person to the Company and to any jurisdiction (other than the United States) in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction (other than the United States) from or through which payment is made by such successor or its respective agents. Whenever the Indenture, with respect to the Notes, refers to, in any context, the payment of installments of principal and interest or any other amount payable under or with respect to any Note, such reference shall include the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

ARTICLE 3

COVENANTS

Section 3.01 Amendments to Article IV of the Base Indenture. For purposes of the Notes, Section 4.3 of the Base Indenture shall be amended by deleting in its entirety the first paragraph thereof and replacing it with the following text: “To the extent any Notes are outstanding, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a certificate from the principal executive officer, principal financial officer, principal accounting officer or vice president or treasurer of the Company stating whether the signers thereof know of any Default or Event of Default that occurred during the previous year.”

ARTICLE 4

SUCCESSORS

Section 4.01 Amendments to Article V of the Base Indenture.

(a) For purposes of the Notes, Section 5.1 of the Base Indenture shall be amended by amending and restating such section in its entirety to read:

“Section 5.1. When Company May Merge, Etc.

The Company shall not consolidate or amalgamate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any person or entity (a “successor person”) unless:

(a) the Company is the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of Canada or any province or territory thereof, the United States of America or any State thereof or the District of Columbia and such successor person expressly assumes the Company’s obligations on the Notes and under this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts); and

(b) immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate and an Opinion of Counsel stating that such consolidation, amalgamation, merger, conveyance, transfer or lease complies with this Indenture and that the related supplemental indenture complies with this Indenture.

Notwithstanding the above, any conveyance, transfer or lease of the assets of the Company (in whole or in part) to one or more wholly-owned Subsidiaries of the Company shall not be prohibited by this Section 5.1 and neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered pursuant to this Section 5.1 in connection therewith.”

(b) For purposes of the Notes, Section 5.2 of the Base Indenture shall be amended by amending and restating such section in its entirety to read:

“Section 5.2. Successor Corporation Substituted.

Upon any consolidation, amalgamation or merger, or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or amalgamation or into or with which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a conveyance or transfer (other than a lease) shall be released from all obligations and covenants under this Indenture and the Notes.”

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01 Amendments to Article VI of the Base Indenture.

(a) For purposes of the Notes, Section 6.1 of the Base Indenture shall be amended by (i) amending and restating clause (a) in its entirety to read: “(a) the Company defaults in the payment of the Repurchase Price or the Redemption Price of any Notes when the same shall become due and payable;”, (ii) amending and restating clause (b) in its entirety to read: “(b) the Company defaults in the payment of any Installment Payment on any Notes as and when the same shall become due and payable and such failure continues for a period of 30 days;”, (iii) amending and restating clause (c) in its entirety to read: “(c) the Company defaults, subject to any valid waiver thereof, in the performance or breach of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of Series of Securities other than the Notes), which default continues uncured for a period of 90 days after there shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or” and (iv) amending and restating clause (f) in its entirety to read: “(f) the Company fails to give notice of a Fundamental Change when any such notice is due pursuant to the terms of the Purchase Contract Agreement and such failure continues for a period of five Business Days.”

(b) For purposes of the Notes, Section 6.7 of the Base Indenture shall be amended by (i) adding the word “aggregate” immediately before “principal amount” in each of clauses (b) and (e), (ii) adding “in writing, and if requested, provided to the Trustee,” immediately before “indemnity” in clause (c), (iii) replacing “request and offer of” with “written request for, and offer of,” in clause (d) and (iv) adding “, in the opinion of the Trustee,” immediately after “written request” in clause (e).

ARTICLE 6

[INTENTIONALLY OMITTED]

ARTICLE 7

SATISFACTION AND DISCHARGE AND DEFEASANCE

Section 7.01 Amendments to Article VIII of the Base Indenture.

(a) For purposes of the Notes, Section 8.3 and 8.4 of the Base Indenture shall apply to the Notes.

(b) For purposes of the Notes, references in Article VIII of the Base Indenture to “principal” shall be deemed to refer to the portion of all scheduled Installment Payments constituting the payment of principal in respect of the Notes and the portion of the Repurchase Price and the Redemption Price constituting the principal amount of the Notes.

(c) For purposes of the Notes, references in Article VIII of the Base Indenture to “interest” shall be deemed to refer to the portion of all scheduled Installment Payments constituting the payment of interest in respect of the Notes and the portion of the Repurchase Price and the Redemption Price constituting the accrued but unpaid interest on the Notes.

ARTICLE 8

OPTIONAL TAX REDEMPTION; NO SINKING FUND

Section 8.01 Article III of the Base Indenture. Other than as provided in Section 8.02, the Notes shall not be redeemable at the option of the Company.

Section 8.02 Optional Redemption for Changes in Tax Law in a Relevant Taxing Jurisdiction.

(a) If, as a result of:

(i) any amendment to, or change in, the laws or treaties (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective on or after the Issue Date (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date); or

(ii) any amendment to, or change in, the existing official position or the introduction of an official position regarding the application, interpretation, administration or assessing practices of any such laws, treaties, regulations or rulings of any Relevant Taxing Jurisdiction, or a judicial decision rendered by a court of competent jurisdiction (whether or not made, taken or reached with respect to the Company) which is announced and becomes effective on or after the Issue Date (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date), the Company has become or will become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, Additional Amounts or indemnification payments as described under Section 2.05 with respect to the Relevant Taxing Jurisdiction, which payment the Company cannot avoid with the use of reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), then the Company may, at its option, redeem all but not less than all of the Notes, upon not more than 60 days’ notice to the Holders (with a copy to the Trustee) prior to the earliest date on which the Company would be required to pay such Additional Amounts or indemnification payments, at the Redemption Price. Prior to the giving of any notice of redemption described in this Section 8.02, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the Company has or will become obligated to pay such Additional Amounts or indemnification payments as a result of an amendment or change as set forth in this Section 8.02.

(b) Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes called for redemption on the applicable Redemption Date.

(c) The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).

(d) If the Company exercises its option to redeem Notes, with respect to Purchase Contracts that are a component of Units, upon such redemption of Notes, the Company shall execute and the Purchase Contract Agent and the Trustee shall authenticate (pursuant to the Purchase Contract Agreement) and deliver to the Holder thereof, at the expense of the Company, Separate Purchase Contracts, in the same form as the Purchase Contracts comprising part of the Units, equal to the number of Notes as to which a redemption of Notes was effected.

Section 8.03 Article XI of the Base Indenture Inapplicable. The Notes are not entitled to the benefit of any sinking fund, and Article XI of the Base Indenture shall not apply to the Notes.

ARTICLE 9

REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER

Section 9.01 Offer to Repurchase. If the Company elects to exercise its Early Mandatory Settlement Right with respect to the Purchase Contracts pursuant to the terms of the Purchase Contract Agreement, then each Holder of Notes (whether any such Note is a Separate Note or constitutes part of a Unit) shall have the right (the “Repurchase Right”) to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note to be repurchased on the Repurchase Date, pursuant to Section 9.03. The Company shall not be required to repurchase a portion of a Note. Holders shall not have the right to require the Company to repurchase any or all of such Holders’ Notes in connection with any Early Settlement (as such term is defined in the Purchase Contract Agreement) of such Holders’ Purchase Contracts at the Holders’ option pursuant to the terms of the Purchase Contract Agreement.

Section 9.02 Early Mandatory Settlement Notice. If the Company elects to exercise its Early Mandatory Settlement Right with respect to the Purchase Contracts pursuant to the terms of the Purchase Contract Agreement, the Company shall provide the Trustee and the Holders of the Notes with a copy of the Early Mandatory Settlement Notice delivered pursuant to the Purchase Contract Agreement.

Section 9.03 Procedures for Exercise.

(a) To exercise the Repurchase Right, a Holder must deliver, on or prior to the close of business on the Business Day immediately preceding the Repurchase Date, the Notes to be repurchased (or the Units that include the Notes to be repurchased, if (x) the Early Mandatory Settlement Date occurs on or after the Repurchase Date and (y) the relevant Notes have not been separated from the Units), together with a duly completed written Repurchase Notice, in each case, subject to and in accordance with applicable procedures of the Depositary, unless the Notes are not in the form of a Global Note (or the Units are not in the form of Global Units, as the case may be), in which case such Holder must deliver the Notes to be repurchased (or the Units that include the Notes to be repurchased, if (i) the Early Mandatory Settlement Date occurs on or after the Repurchase Date and (ii) the Notes have not been separated from the Units), duly endorsed for transfer to the Company, together, in either case, with a Repurchase Notice, to the Paying Agent.

(b) The Repurchase Notice must state the following:

(i) if Certificated Notes (or Units) have been issued, the certificate numbers of the Notes (or Units), or if the Notes (or Units) are in the form of a Global Note (or a Global Unit), the Repurchase Notice must comply with appropriate procedures of the Depositary;

(ii) the number of Notes to be repurchased; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Article 9.

(c) In the event that the Company exercises its Early Mandatory Settlement Right with respect to Purchase Contracts that are a component of Units and the Early Mandatory Settlement Date occurs prior to the Repurchase Date, upon such Early Mandatory Settlement Date, the Company shall execute and the Trustee shall authenticate on behalf of the holder of the Units and deliver to such holder, at the expense of the Company, Separate Notes in the same form and in the same number as the Notes comprising part of the Units.

Section 9.04 Withdrawal of Repurchase Notice.

(a) A Holder may, subject to and in accordance with applicable procedures of the Depositary, in the case of a Global Note or Global Unit, withdraw any Repurchase Notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered to the Trustee, with a copy to the Paying Agent and the Company, on or prior to the close of business on the Business Day immediately preceding the Repurchase Date.

(b) The notice of withdrawal must state the following:

(i) the number of the withdrawn Notes;

(ii) if Certificated Notes (or Units) have been issued, the certificate numbers of the withdrawn Notes (or Units), or if the Notes (or Units) are in the form of a Global Note (or a Global Unit), the notice of withdrawal must comply with appropriate Depositary procedures; and

(iii) the number of Notes, if any, that remain subject to the Repurchase Notice.

Section 9.05 Effect of Repurchase. (a) The Company shall be required to repurchase the Notes with respect to which the Repurchase Right has been validly exercised and not withdrawn on the Repurchase Date. To effectuate such repurchase, the Company shall deposit immediately available funds with the Paying Agent, on or prior to 11:00 a.m., New York City time, on the Repurchase Date, in an amount or amounts sufficient to pay the Repurchase Price with respect to those Notes for which the Repurchase Right has been exercised. A Holder electing to exercise the Repurchase Right shall receive payment of the Repurchase Price on the later of (i) the Repurchase Date and (ii) the time of book-entry transfer or the delivery of the Notes (or Units, as applicable).

(b) If the Paying Agent holds money on the Repurchase Date sufficient to pay the Repurchase Price with respect to those Notes for which the Repurchase Right has been exercised, then (i) such Notes shall cease to be outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of the Notes or Units, as applicable, is made or whether or not the Notes or Units, as applicable, are delivered as required herein), and (ii) all other rights of the Holder shall terminate (other than the right to receive the Repurchase Price and, if the Repurchase Date falls between a Regular Record Date and the corresponding Installment Payment Date, the related Installment Payment).

(c) The Company shall, in connection with any repurchase offer pursuant to this Article 9, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable.

(d) Notwithstanding anything to the contrary herein, no Notes may be repurchased at the option of Holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes).

ARTICLE 10

TAX TREATMENT

Section 10.01 Tax Treatment. The Company and each Beneficial Holder agree, for United States and Canadian federal income tax purposes, to treat the Notes as indebtedness of the Company.

ARTICLE 11

AMENDMENTS AND WAIVERS

Section 11.01 Amendments to Article IX of the Base Indenture.

(a) For purposes of the Notes, Section 9.1 of the Base Indenture shall be amended by (i) adding “omission” immediately after “ambiguity,” in clause (a), (ii) amending and restating clause (d) in its entirety to read: “(d) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets;”, (iii) deleting the text in clause (f) entirely and replacing it with “[reserved];”, (iv) adding “, as determined by the Company in good faith” after “of any Securityholder” in clause (h), and (v) deleting the word “or” at the end of clause (j), replacing the period at the end of clause (k) with “;” and inserting the following after clause (k):

“(l) to add a guarantor or permit any person to guarantee the obligations under the Notes;

(m) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default; or

(n) to conform the provisions of the Indenture or the Notes to any provision of the “Description of the Amortizing Notes” section in the Prospectus Supplement.”

(b) For purposes of the Notes, Section 9.2 of the Base Indenture shall be amended by (i) adding the word “aggregate” immediately before “principal amount” in the first paragraph thereof.

(c) For purposes of the Notes, Section 9.3 of the Base Indenture shall be amended by amending and restating such section in its entirety to read:

“Section 9.3. Limitations.

Without the consent of each Holder affected, an amendment, modification or waiver may not:

(a)	extend the final maturity of any Note;

(b)	reduce the principal amount of any Note, or premium thereon, if any;

(c)	reduce the rate or extend the time of payment of interest on any Note,

(d)	postpone any Installment Payment Date or reduce the amount owed on any Installment Payment Date;

(e)	reduce the Repurchase Price or the Redemption Price or amend or modify in any manner adverse to the Holders the Company’s obligation to pay any of the Repurchase Price or the Redemption Price;

(f)	make the principal of any Note, or premium thereon, if any, or interest thereon payable in any coin or currency other than that provided in the Notes or in accordance with the terms thereof;

(g)	alter the provisions of Section 10.16;

(h)	impair or affect the right of any Holder of Notes to institute suit for the payment thereof when due or any right of repayment at the option of the Holder;

(i)

reduce the aforesaid percentage of Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(j)	change in a manner adverse to any Holder or beneficial owner the obligation of the Company to pay Additional Amounts; or

(k)	modify any provision of this Section 9.3.”

(d) For purposes of the Notes, Section 9.7 of the Base Indenture shall be amended by replacing “complying with Section 10.4” in the first sentence thereof with “stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and does not violate this Indenture, and that any and all covenants applicable to, and conditions precedent to, the execution and delivery of such supplemental indenture have been complied with”.

ARTICLE 12

TRUSTEE

Section 12.01 Amendment to Article VII of the Base Indenture. For purposes of the Notes, Section 7.2(f) of the Base Indenture shall be amended by amending and restating such section in its entirety to read: “(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of this Indenture, unless such Holders of the Notes shall have offered to the Trustee in writing, and if requested, provided to the Trustee, security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.”

ARTICLE 13

MISCELLANEOUS

Section 13.01 Governing Law and Jury Trial Waiver. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

For purposes of the Notes, the second paragraph of Section 10.10 of the Base Indenture shall be amended by amending and restating such paragraph in its entirety to read:

“EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.”

Section 13.02 No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.03 Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give or be construed to give to any person, other than the parties hereto and the Holders, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders.

Section 13.04 Successors. All agreements of the Company in this Supplemental Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.05 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.06 Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 13.07 Severability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.08 Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 13.09 Trust Indenture Act Controls. If any provision of the Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in the Indenture by the TIA, such required or deemed provision shall control.

Section 13.10 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or the Indenture. These calculations include, but are not limited to, determinations of Installment Payments, the Repurchase Price or the Redemption Price, if applicable, and accrued interest payable on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holders of Notes, the Trustee, the Purchase Contract Agent and the Paying Agent. The Company shall provide a schedule of its calculations to each of the Trustee and the Purchase Contract Agent, and each of the Trustee and Purchase Contract Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder.

[Remainder of the page intentionally left blank]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NOVANTA INC., as the Company

By:	s/ Robert J. Buckley
Name: Robert J. Buckley
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE HEREINAFTER REFERRED TO, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*	Include only if a Global Note.

NOVANTA INC.

6.30% SENIOR AMORTIZING NOTES DUE 2028

CUSIP No.: 67000B 401

ISIN No.: CA67000B4010

No. [___]	[Initial]* Number of Notes: [__________]

NOVANTA INC., a company continued and existing under the laws of the Province of New Brunswick, Canada (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO., as nominee of The Depository Trust Company]* [_________]**, or its registered assigns (the “Holder”), the initial principal amount of $8.74 for each of the number of Notes set forth above[, which number of Notes may from time to time be reduced or increased as set forth in Schedule A hereto, as appropriate, in accordance with the terms of the Indenture]*, in equal quarterly installments (except for the first such payment) (each such payment, an “Installment Payment”), constituting a payment of interest (at a rate of 6.30% per annum) and a partial repayment of principal, payable on each February 1, May 1, August 1 and November 1, commencing on February 1, 2026 (each such date, an “Installment Payment Date,” and the period from, and including, November 12, 2025 to, but excluding, the first Installment Payment Date and thereafter each quarterly period from, and including, the immediately preceding Installment Payment Date to, but excluding, the relevant Installment Payment Date, an “Installment Payment Period”) with the final Installment Payment due and payable on November 1, 2028, all as set forth on the reverse hereof and in the Indenture referred to on the reverse hereof.

Each Installment Payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months. If an Installment Payment is payable for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an Installment Payment is payable is not a Business Day, then payment of the Installment Payment on such date shall be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.” Installment Payments shall be paid to the person in whose name the Note is registered, with limited exceptions as provided in the Indenture, at the close of business on each January 15, April 15, July 15 and October 15 immediately preceding the relevant Installment Payment Date, as applicable (each, a “Regular Record Date”). Installment Payments shall be payable (x) in the case of any Certificated Note, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of Installment Payments may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security register or (y) in the case of any Global Note, by wire transfer in immediately available funds to the account of the Depositary or its nominee or otherwise in accordance with applicable procedures of the Depositary.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been manually signed by or on behalf of the Trustee.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Note.
**	Include only if not a Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: _________

NOVANTA INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities of the series

designated herein referred to in the within

mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as

Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

NOVANTA INC.

6.30% Senior Amortizing Notes due 2028

This Note is one of a duly authorized series of Securities of the Company designated as its 6.30% Senior Amortizing Notes due 2028 (herein sometimes referred to as the “Notes”), issued under the Indenture, dated as of November 12, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (including any provisions of the Trust Indenture Act that are deemed incorporated therein) (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 12, 2025 (the “Supplemental Indenture”), between the Company and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Base Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate initial principal amount as specified in the Supplemental Indenture.

Each Installment Payment shall constitute a payment of interest (at a rate of 6.30% per annum) and a partial repayment of principal on the Notes, allocated with respect to each Note as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
February 1, 2026	$0.5924	$0.1208
May 1, 2026	$0.6842	$0.1283
August 1, 2026	$0.6950	$0.1175
November 1, 2026	$0.7059	$0.1066
February 1, 2027	$0.7170	$0.0955
May 1, 2027	$0.7283	$0.0842
August 1, 2027	$0.7398	$0.0727
November 1, 2027	$0.7514	$0.0611
February 1, 2028	$0.7633	$0.0492
May 1, 2028	$0.7753	$0.0372
August 1, 2028	$0.7875	$0.0250
November 1, 2028	$0.7999	$0.0126

Other than for certain changes in tax law as described in Article 8 of the Supplemental Indenture, the Notes shall not be subject to redemption at the option of the Company. However, a Holder shall have the right to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note and on the Repurchase Date, upon the occurrence of certain events and subject to the conditions set forth in the Indenture.

This Note is not entitled to the benefit of any sinking fund. The Indenture contains provisions for satisfaction and discharge, legal defeasance and covenant defeasance of this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, then (unless no declaration of acceleration or notice is required for such Event of Default) either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the aggregate principal amount of the Notes, and all interest accrued thereon, to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Repurchase Price or the Redemption Price, if applicable, of and all Installment Payments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

The Notes are originally being issued as part of the 6.50% Tangible Equity Units (the “Units”) issued by the Company pursuant to that certain Purchase Contract Agreement, dated as of November 12, 2025, between the Company and U.S. Bank Trust Company, National Association, as Purchase Contract Agent, as Trustee and as attorney-in-fact for the holders of Purchase Contracts from time to time (the “Purchase Contract Agreement”). Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts (as defined in the Purchase Contract Agreement) and Separate Notes, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in the Purchase Contract Agreement. Reference is hereby made to the Purchase Contract Agreement for a more complete description of the terms thereof applicable to the Units.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Security register for the Notes as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of the Indenture, interest on this Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

The Notes are initially issued in registered, global form without coupons in denominations equal to $8.74 initial principal amount and integral multiples in excess thereof.

No service charge shall be made to any holder for any registration of transfer or exchange of the Notes (except as otherwise expressly permitted in the Base Indenture), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any registration of transfer or exchange of the Notes (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6 of the Base Indenture).

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes and the Installment Payments thereon by the Holders thereof and as part of the consideration for the issue of the Notes and the Installment Payments thereon.

Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Indenture.

The Company and each Beneficial Holder agree, for United States and Canadian federal income tax purposes, to treat the Notes as indebtedness of the Company.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the Indenture shall prevail.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date: __________

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

as Trustee

By:
Name:
Title:

Attest

By:
Name:
Title:

FORM OF REPURCHASE NOTICE

TO:	NOVANTA INC.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

The undersigned registered Holder hereby irrevocably acknowledges receipt of a notice from Novanta Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to pay, for each Note designated below, the Repurchase Price for such Notes (determined as set forth in the Indenture), in accordance with the terms of the Indenture and the Notes, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated: ______________

              Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): __________________

Number of Notes to be repurchased (if less than all, must be one Note or integral multiples in excess thereof): __________________

Social Security or Other Taxpayer Identification Number: ___________________

SCHEDULE A

[SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE]*

The initial number of Notes evidenced by this Global Note is ________. The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in number of Notes evidenced hereby	Amount of increase in number of Notes evidenced hereby	Number of Notes evidenced hereby following such decrease (or increase)	Signature of authorized officer of Trustee

*	Include only if a Global Note.